WAIVER AND CONSENT

This Waiver and Consent is made and entered into as of March 31, 2009 by and among IdeaEdge, Inc., a Colorado corporation (the “Company”), and the parties identified on Schedule A hereto (“Subscribers”).  Capitalized terms used but not defined herein will have the meanings assigned to them in the Subscription Agreement (as defined below).

WHEREAS, the Company and Subscribers entered into a Subscription Agreement dated as of June 5, 2008 (the “Subscription Agreement”); and

WHEREAS, the Company issued to the Subscribers Series A Cumulative Convertible Preferred Stock (the “Preferred Stock”) and a Warrant (the “Warrant”) pursuant to the terms of the Subscription Agreement, the Certificate To Set Forth Designations, Voting Powers, Preferences, Limitations, Restrictions, and Relative Rights of the Preferred Stock (the “Series A Certificate”), and the Warrant;  and

WHEREAS, the Company and Whalehaven Capital Fund Limited entered into a Subscription Agreement and Warrant in August 2008 for the sale of Company Common Stock (which together with the Subscription Agreement, Series A Certificate and Warrant are collectively referred to herein as the “Financing Documents”); and

WHEREAS, the Company proposes to enter into a Loan Agreement with Gemini Master Fund, Ltd. pursuant to which the Company will borrow up to $750,000 and issue the lender up to 400,000 shares of Company Common Stock (the “Proposed Transaction”), pursuant to the form of Securities Purchase Agreement, Promissory Note and Guarantee substantially in the form attached hereto;

WHEREAS, under the terms of the Financing Documents, the Subscribers possess (i) a right of first refusal with respect to certain sales of additional shares by the Company; and (ii) a right of consent with respect to the Company’s incurrence of indebtedness and issuance of additional shares; and

WHEREAS, the Subscribers wish to (i) waive such right of first refusal, and (ii) consent to the Company’s incurrence of debt and issuance of Common Stock in connection with the Proposed Transaction.

NOW, THEREFORE, the Company and the Subscribers hereby agree as follows:

1.

Acknowledgement, Waiver and Consent.  Each Subscriber hereby (i) acknowledges receipt of notice of the Proposed Transaction in satisfaction of the Financing Documents; (ii) waives the rights granted to it in the Financing Documents related to the Proposed Transaction, including, without limitation, the rights to any reduction in the purchase price under the Warrants or conversion price for the Series A Stock, and the right to receive any additional shares of Company stock under the Financing Documents; and (iii) consents to the Proposed Transaction. This Waiver shall apply only to the terms of the Proposed Transaction as described in the documents described in the fourth recital above and attached hereto, and not to any amendment thereto, notwithstanding any provision thereof permitting such amendment or modification.

2.

Counterparts.  This Waiver may be executed in counterparts and delivered by facsimile transmission, each of which shall be deemed an original but all of which shall together constitute one and the same instrument.

3.

Governing Law.  This Waiver will be governed by and interpreted in accordance with the laws of the State of New York without giving effect to the rules governing the conflicts of law.

4.

Amendments.  This Agreement and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

5.

Severability.   The invalidity or unenforceability of any provision hereof will in no way affect the validity or enforceability of any other provision.

IN WITNESS WHEREOF, the Company and the Subscribers have caused this Waiver and Consent to be executed as of the date first written above.

IDEAEDGE, INC.

the “Company”

By:__/s/ Jonathan Shultz________________________

Jonathan Shultz, Chief Financial Officer

EXHIBIT A: “SUBSCRIBERS”

/s/ Whalehaven Capital Fund Limited

/s/ Alpha Capital Anstalt

WHALEHAVEN CAPITAL FUND LIMITED

ALPHA CAPITAL ANSTALT

/s/ Momona Capital LLC

/s/ GRQ Consultants, Inc. 401K

MOMONA CAPITAL LLC

GRQ CONSULTANTS, INC. 401K

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